Exhibit (n)(ii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                   Restatement and Amendment #1 to EXHIBIT I
                                     to the
                              Multiple Class Plan
                               MTB GROUP OF FUNDS
                              INSTITUTIONAL SHARES
                          MTB Prime Money Market Fund



       This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolio of the Trust ("Fund") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Institutional Shares of the Fund.

1.  SEPARATE ARRANGEMENTS

     DISTRIBUTION ARRANGEMENTS
     Institutional Shares are designed for institutions as a convenient means of accumulating an interest in a professionally managed, diversified portfolio of short-term money market securities.

     CHANNEL/TARGET CUSTOMERS
     Institutional Shares are designed for sale to financial institutions.

     SALES LOAD
     None

     FEES FOR DISTRIBUTION AND/OR RECORDKEEPING AND ADMINISTRATIVE SERVICES Maximum Rule 12b-1 Distribution Fee: 0.25 of 1% of average daily net assets of the Fund's Institutional Shares. All or any portion of this fee may be waived by the Distributor or financial intermediary from time to time.

     SERVICES OFFERED TO SHAREHOLDERS
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     SHAREHOLDER SERVICES FEES
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Fund's Institutional Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     MINIMUM INVESTMENTS
     The minimum initial investment in Institutional Shares is $100,000. Subsequent investments must be in amounts of at least $1,000.

     VOTING RIGHTS
     Each Institutional Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   EXPENSE ALLOCATION

     FEES FOR DISTRIBUTION AND/OR RECORDKEEPING AND ADMINISTRATIVE SERVICES Distribution Fees are allocated equally among Institutional Shares of the Fund.

     SHAREHOLDER SERVICE FEES
     Shareholder Service Fees are allocated equally among Institutional Shares of the Fund.

3.   CONVERSION FEATURES
     Institutional Shares are not convertible into shares of any other class.

4.   EXCHANGE FEATURES
     Institutional Shares of any portfolio may be exchanged for Shares of other Funds of the Trust or certain other Funds distributed by Edgewood Services, Inc. pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolio of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.


                                               MTB GROUP OF FUNDS

                                               By:
                                               Name:  Judith J. Mackin
                                               Title:  Vice President
                                               Date:  July 1, 2006




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
                                                Exhibit (n)(iii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K



                                   EXHIBIT J
                                     to the
                              Multiple Class Plan
                               MTB GROUP OF FUNDS
                                 CLASS A SHARES
                        MTB Virginia Municipal Bond Fund



       This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolio of the Trust ("Fund") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  SEPARATE ARRANGEMENTS

     DISTRIBUTION ARRANGEMENTS

     Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolio of short-term money market securities.

     CHANNEL/TARGET CUSTOMERS
     Class A Shares are designed for sale to retail customers.

     SALES LOAD
     Class A Shares are sold with a front-end sales load as described in the prospectus. In addition, Class A Shares of such Funds purchased in amounts of $1 million or more which are redeemed at any time within the 12-month period beginning on the first day of the calendar month following the month in which such Shares were purchased, will be subject to a 1.00% contingent deferred sales charge.

     FEES FOR DISTRIBUTION AND/OR RECORDKEEPING AND ADMINISTRATIVE SERVICES Maximum Rule 12b-1 distribution fee: 0.25 of 1% of the average daily net assets of the Fund's Class A Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     SERVICES OFFERED TO SHAREHOLDERS
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     SHAREHOLDER SERVICES FEES
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Fund's Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     MINIMUM INVESTMENTS
     The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.

     VOTING RIGHTS
     Each Class A Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   EXPENSE ALLOCATION

     DISTRIBUTION FEES
     Distribution Fees are allocated equally among Class A Shares of the Fund.

     SHAREHOLDER SERVICE FEES
     Shareholder Service Fees are allocated equally among Class A Shares of the Fund.

3.   CONVERSION FEATURES
     Class A Shares are not convertible into shares of any other class.

4.   EXCHANGE FEATURES
     Class A Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Trust or certain other Funds distributed by Edgewood Services, Inc. pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer as of the date set forth below.

                                               MTB GROUP OF FUNDS


                                               By:
                                               Name:  Judith J. Mackin
                                               Title:  Vice President
                                               Date:  January 11, 2006

                                   EXHIBIT K
                                     to the
                              Multiple Class Plan
                               MTB GROUP OF FUNDS
                                CLASS A2 SHARES
                        (formerly Institutional Shares)
                             MTB Money Market Fund



       This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A2 Shares (formerly Institutional Shares) of the Fund.

1.  SEPARATE ARRANGEMENTS

     DISTRIBUTION ARRANGEMENTS
     Class A2 Shares are designed for institutions and individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolio of short-term money market securities.

     CHANNEL/TARGET CUSTOMERS
     Class A2 Shares are designed for sale to retail customers of financial institutions who seek to be compensated for providing distribution-related services.

     SALES LOAD
     None

     FEES FOR DISTRIBUTION AND/OR RECORDKEEPING AND ADMINISTRATIVE SERVICES Maximum Rule 12b-1 Distribution Fee: 0.25 of 1% of average daily net assets of the Class A2 Shares of MTB Money Market Fund. All or any portion of this fee may be waived by the Distributor or financial institution from time to time.

     SERVICES OFFERED TO SHAREHOLDERS
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     SHAREHOLDER SERVICES FEES
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the MTB Money Market Fund's Class A2 Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     MINIMUM INVESTMENTS
     The minimum initial investment in Class A2 Shares is $500. Subsequent investments must be in amounts of at least $25.

     VOTING RIGHTS
     Each Class A2 Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   EXPENSE ALLOCATION

     FEES FOR DISTRIBUTION AND/OR RECORDKEEPING AND ADMINISTRATIVE SERVICES Distribution Fees are allocated equally among Class A2 Shares of the Fund.

     SHAREHOLDER SERVICE FEES
     Shareholder Service Fees are allocated equally among Class A2 Shares of the Fund.

3.   CONVERSION FEATURES
     Class A2 Shares are not convertible into shares of any other class.

4.   EXCHANGE FEATURES
     Class A2 Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Trust or certain other Funds distributed by Edgewood Services, Inc. pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolio of the Trust by their duly-authorized officer as of the date set forth below.


                                               MTB GROUP OF FUNDS

                                               By:
                                               Name:  Judith J. Mackin
                                               Title:  Vice President
                                               Date:  July 1, 2006